Exhibit 10.31

Stockholders’ Agreement

among

EOS SENOLYTIX, INC.

and

each person identified on schedule a

dated as of

October 15, 2024

i

Stockholders’ Agreement

This Stockholders Agreement (this “Agreement”), dated as of October 15, 2024 (the “Effective Date”), is entered into among EOS SENOLYTIX, INC., a Delaware corporation (the “Corporation”), the Person identified on Schedule A hereto (the “Initial Stockholder”), and each other Person who after the date hereof acquires shares of the Corporation and becomes a party to this Agreement by executing a Joinder Agreement (such Persons, collectively with the Initial Stockholder, the “Stockholders”).

Recitals

WHEREAS, the Initial Stockholder has formed the Corporation for the purposes of conducting and operating the Business;

WHEREAS, the Corporation has authorized 7,000,000 shares of common stock, $0.00001 par value per share (“Common Stock”), 6,000,000 of which are designated “Class A Common Stock” and 1,000,000 of which are designated “Class B Common Stock”, and 1,000 shares of preferred stock, $0.00001 par value per share (collectively, the “Shares”) subject to the rights and terms set forth in the Certificate of Incorporation of the Corporation, dated October 15, 2024 (the “Certificate of Incorporation”);

WHEREAS, as of the date hereof, each Stockholder owns the number and percentage of the issued and outstanding Shares set forth opposite the Stockholder’s name on Schedule A hereto; and

WHEREAS, the Initial Stockholder and the other parties hereto deem it in their best interests and in the best interests of the Corporation to set forth in this Agreement their respective rights and obligations in connection with their investment in the Corporation.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

Capitalized terms used herein and not otherwise defined shall have the meanings specified or referenced in this Article I.

“Affiliate” means with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

1

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of: (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Board” has the meaning set forth in Section 2.01(a).

“Business” means research and development of a wide-ranging portfolio of anti-aging gene therapeutic and other categories of products based on the best science in the anti-aging field.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in the State of Delaware are authorized or required to close.

“By-Laws” means the by-laws of the Corporation, as amended, modified, supplemented, or restated from time to time in accordance with the terms of this Agreement.

“Certificate of Incorporation” has the meaning set forth in the Recitals.

“Change of Control” means (i) the sale of all or substantially all of the assets of the Corporation to an unaffiliated third party; (ii) a sale resulting in more than 50% of the Common Stock of the Corporation being held by an unaffiliated third party; or (iii) a merger, consolidation, recapitalization or reorganization of the Corporation with or into an unaffiliated third party, if and only if such event listed in clause (iii) above results in the inability of the Stockholders, or any member or members of the respective Stockholders, to designate or elect a majority of the board of directors (or the board of directors of the resulting entity or its parent company).

“Class A Common Stock” has the meaning set forth in the Recitals.

“Class B Common Stock” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals.

“Corporation” has the meaning set forth in the preamble.

2

“Competitor” means any Person that, directly or indirectly, competes with the Corporation in the Business (or any portion thereof) and/or whose business is or includes the Business (or any portion thereof).

“Confidential Information” has the meaning set forth in Section 5.02(a).

“Corporate Opportunity” has the meaning set forth in Section 5.01.

“DGCL” means the Delaware General Corporation Law, as amended from time to time and including any successor legislation thereto and any regulations promulgated thereunder.

“Director” has the meaning set forth in Section 2.01(a).

“Drag-along Notice” has the meaning set forth in Section 3.02(b).

“Drag-along Sale” has the meaning set forth in Section 3.02 (a).

“Drag-along Stockholder” has the meaning set forth in Section 3.02 (a).

“Effective Date” has the meaning set forth in the preamble.

“Family Member” means with respect to any Stockholder that is a natural person, such Stockholder’s Spouse, parent, sibling, descendant (including adoptive relationships and stepchildren), and the Spouses of each such natural persons.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Governing Documents” means the Certificate of Incorporation and the By-Laws.

“Initial Public Offering” means any offering of Shares pursuant to a registration statement filed in accordance with the Securities Act.

“Initial Stockholder” has the meaning set forth in the preamble.

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

“Marital Relationship” means a civil union, domestic partnership, marriage, or any other similar relationship that is legally recognized in any jurisdiction.

3

“Permitted Transferee” means with respect to any Stockholder that is an entity, any Affiliate of such Stockholder, and with respect to any Stockholder who is an individual: (a) such Stockholder’s Family Member; (b) a trust under which the distribution of Shares may be made only to such Stockholder and/or any Family Member of such Stockholder; (c) a charitable remainder trust, the income from which will be paid to such Stockholder during his or her life; (d) a corporation, partnership, or limited liability company, the stockholders, partners, or members of which are only such Stockholder and/or Family Members of such Stockholder; or (e) such Stockholder’s executors, administrators, testamentary trustees, legatees, distributees, or beneficiaries by will or by the laws of intestate succession.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Representative” means, with respect to any Person, any and all directors, managers, members, partners, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Selling Stockholder” has the meaning set forth in Section 3.02(a).

“Shares” has the meaning set forth in the Recitals and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend, or combination, or any reclassification, recapitalization, merger, consolidation, exchange, or similar reorganization.

“Spousal Consent” has the meaning set forth in Section 9.19.

“Spouse” means a spouse, a party to a civil union, a domestic partner, a same-sex spouse or partner, or any individual in a Marital Relationship with a Stockholder.

“Stockholders” has the meaning set forth in the preamble.

“Subsidiary” means with respect to any Person, any other Person of which a majority of the outstanding Shares or other equity interests having the power to vote for Directors or comparable managers are owned, directly or indirectly, by the first Person.

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction: (a) does not, directly or indirectly, own or have the right to acquire any outstanding Shares; or (b) is not a Permitted Transferee of any Person who, directly or indirectly, owns or has the right to acquire any Shares.

“Transfer” means to, directly or indirectly, sell, transfer, assign, gift, pledge, encumber, hypothecate, or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, assignment, gift, pledge, encumbrance, hypothecation, or similar disposition of, any Shares owned by a Person or any interest (including a beneficial interest) in any Shares owned by a Person. “Transfer” when used as a noun shall have a correlative meaning.

4

ARTICLE II
Management and Operation of the Corporation

Section 2.01 Board of Directors.

(a) Subject to Section 2.02, the Stockholders agree that the business and affairs of the Corporation shall be managed through a board of directors (the “Board”) consisting of at least one member (each, a “Director”). When electing Directors to serve on the Board, the Initial Stockholder shall have the right to designate all the Directors, who shall initially be those individuals identified on Schedule B hereto, and each Director shall hold office until the earlier to occur of: (i) the next annual stockholders’ meeting at which such Director’s successor is designated by the Initial Stockholder that designated such Director as set forth in this Section 2.01(a); or (ii) such Director’s term of office expires as set forth in Section 2.01(b).

(b) In the event the Initial Stockholder, together with its Permitted Transferees, ceases to own at least a majority of the Class B Common Stock, then: (i) such Initial Stockholder shall cease to have the right to designate any Directors pursuant to Section 2.01(a); (ii) the term of office of all of the Directors designated by such Initial Stockholder shall expire; and (iii) the Directors remaining in office shall decrease the size of the Board to eliminate the resulting Director vacancies, unless the other Stockholders holding at least 50% of the issued and outstanding Shares consent otherwise.

(c) Each Stockholder shall vote all Shares over which such Stockholder has voting control and shall take all other necessary or desirable actions within such Stockholder’s control (including in its capacity as stockholder, director, member of a board committee, or officer of the Corporation, or otherwise, and whether at a regular or special meeting of the Stockholders or by written consent in lieu of a meeting) to elect to the Board any individual designated by an Initial Stockholder pursuant to Section 2.01(a).

(d) The Initial Stockholder shall have the right at any time to remove (with or without cause) any Director designated by such Initial Stockholder for election to the Board and each other Stockholder shall vote all Shares over which such Stockholder has voting control and shall take all other necessary or desirable actions within such Stockholder’s control (including in its capacity as stockholder, director, member of a board committee, or officer of the Corporation, or otherwise, and whether at a regular or special meeting of the Stockholders or by written consent in lieu of a meeting) to remove from the Board any individual designated by the Initial Stockholder that the Initial Stockholder desires to remove pursuant to this Section 2.01(d). Except as provided in the preceding sentence, unless the Initial Stockholder otherwise consents in writing, no other Stockholder shall take any action to cause the removal of any Directors designated by the Initial Stockholder.

(e) Subject to Section 2.01(b), in the event a vacancy is created on the Board at any time and for any reason (whether as a result of death, disability, retirement, resignation, or removal pursuant to Section 2.01(d)), the Initial Stockholder shall have the right to designate a different individual to replace such Director and each other Stockholder shall vote all Shares over which such Stockholder has voting control and shall take all other necessary or desirable actions within such Stockholder’s control (including in its capacity as stockholder, director, member of a board committee, or officer of the Corporation, or otherwise, and whether at a regular or special meeting of the Stockholders or by written consent in lieu of a meeting) to elect to the Board such individual designated by the Initial Stockholder.

5

(f) The Board shall have the right to establish any committee of Directors as the Board shall deem appropriate from time to time. Subject to this Agreement, the Governing Documents, and Applicable Law, committees of the Board shall have the rights, powers, and privileges granted to such committee by the Board from time to time. Any delegation of authority to a committee of Directors to take any action must be approved in the same manner as would be required for the Board to approve such action directly. Any committee of Directors shall be composed of the same proportion of Directors as the Initial Stockholder shall then be entitled to appoint to the Board pursuant to Section 2.01(a).

Section 2.02 Voting Arrangements. In addition to any vote or consent of the Board or the Stockholders of the Corporation required by Applicable Law, including the DGCL, without a vote of a majority of the holders of the Class B Common Stock the Corporation shall not, and shall not enter into any commitment to amend, modify, restate, or waive any provisions of the Certificate of Incorporation or By-Laws.

Section 2.03 Subsidiaries. With respect to any Subsidiary of the Corporation that is established in accordance with the terms of this Agreement, the Initial Stockholder shall have the same management, voting, and board of director representation rights with respect to such Subsidiary as the Initial Stockholder has with respect to the Corporation. The Initial Stockholder shall, and shall cause their Director designees to, take all such actions as may be necessary or desirable to give effect to this provision.

ARTICLE III
Transfer of Interests

Section 3.01 General Restrictions on Transfer.

(a) Except as permitted pursuant to Section 3.01(b) and subject to any other restrictions on Transfer set forth in any other Agreement related to the Shares of a Stockholder, each Stockholder agrees that such Stockholder will not, directly or indirectly, voluntarily or involuntarily, Transfer any of its Shares.

6

(b) The provisions of Section 3.01(a) shall not apply to any of the following Transfers by any Stockholder of any of its Shares:

(i) to a Permitted Transferee; or

(ii) pursuant to a merger, consolidation, or other business combination of the Corporation with a Third-Party Purchaser.

(c) In addition to any legends required by Applicable Law or any other agreement, if the Shares are certificated, each certificate representing the Shares of the Corporation now owned or that may hereafter be acquired by the Stockholders shall bear a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT AMONG THE CORPORATION AND ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.”

(d) Prior notice shall be given to the Corporation by a Stockholder of any Transfer of Shares, including Transfers to a Permitted Transferee. Prior to consummation of any Transfer by any Stockholder of any of its Shares, including a Transfer to a Permitted Transferee or a Third Party Purchaser, such Stockholder shall cause: (i) any transferee who is not already a party to this Agreement to execute and deliver to the Corporation a Joinder Agreement in which such transferee agrees to be bound by the terms and conditions of this Agreement; and (ii) if the transferee is an individual, any Spouse of such transferee to execute and deliver to the Corporation a Spousal Consent. Upon any Transfer of Shares by any Stockholder, in accordance with this Section 3.01(d) and the other terms of this Agreement, the transferee thereof shall be substituted for, and shall assume all the rights and obligations under this Agreement of, the transferor thereof.

7

(e) Notwithstanding any other provision of this Agreement or any other restriction set forth in another agreement pertaining specifically to certain Shares, each Stockholder agrees that it will not, directly or indirectly, Transfer any of its Shares: (i) except as permitted under the Securities Act and other applicable federal or state securities laws, and then, if requested by the Corporation, only upon delivery to the Corporation of an opinion of counsel in form and substance satisfactory to the Corporation to the effect that such Transfer may be effected without registration under the Securities Act; (ii) if it would cause the Corporation or any of its Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended; or (iii) if it would cause the assets of the Corporation or any of its Subsidiaries to be deemed plan assets as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Corporation. In any event, the Board may refuse the Transfer to any Person if such Transfer would have a material adverse effect on the Corporation as a result of any regulatory or other restrictions imposed by any Governmental Authority.

(f) Any Transfer or attempted Transfer of any Shares in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Corporation’s books, and the purported transferee in any such Transfer shall not be treated (and the purported transferor shall continue be treated) as the owner of such Shares for all purposes of this Agreement and the Governing Documents of the Corporation.

(g) This Agreement shall cover all Shares now owned or hereafter acquired by the Stockholders while this Agreement remains in effect.

Section 3.02 Drag-Along.

(a) Participation. If at any time prior to the consummation of an Initial Public Offering, a Stockholder (together with its Affiliates) who holds no less than 51% of the outstanding shares of Class B Common Stock of the Corporation (the “Selling Stockholder”), receives a bona fide offer from an independent third party to purchase in one transaction, or a series of related transactions, all of the outstanding Shares (a “Drag-along Sale”), the Selling Stockholder shall have the right to require that each other Stockholder (each, a “Drag-along Stockholder”) participates in such sale in the manner set forth in this Section 3.02; Notwithstanding anything to the contrary in this Agreement, if the Drag-along Sale is structured as a merger, consolidation or similar business combination, or would result in a Change of Control of the Corporation, each Drag-along Stockholder shall vote in favor of the transaction and take all actions to waive any dissenters, appraisal or other similar rights.

(b) Sale Notice. The Selling Stockholder shall exercise its rights pursuant to this Section 3.02 by delivering a written notice (the “Drag-along Notice”) to the Corporation and each Drag-along Stockholder no more than ten Business Days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-along Sale and, in any event, no later than 20 Business Days prior to the closing date of such Drag-along Sale. The Drag-along Notice shall make reference to the Selling Stockholder’s rights and obligations hereunder and shall describe in reasonable detail:

(i) the name of the person or entity to whom the shares of Shares are proposed to be sold;

8

(ii) the proposed date, time and location of the closing of the Drag-along Sale;

(iii) the per share purchase price and the other material terms and conditions of the Drag-along Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and

(iv) a copy of any form of agreement proposed to be executed in connection therewith.

(c) Shares to be Sold. Subject to subsection (d) below, each Drag-along Stockholder shall sell in the Drag-along Sale all Shares held by such Drag-along Stockholder. Each Stockholder holding stock other than Shares shall convert such stock into Shares immediately prior to such sale.

(d) Conditions of Sale. The consideration to be received by a Drag-along Stockholder shall be the same form and amount of consideration per share of Shares to be received by the Selling Stockholder (or, if the Selling Stockholder is given an option as to the form and amount of consideration to be received, the same option shall be given) and the terms and conditions of such sale shall, except as otherwise provided in the immediately succeeding sentence, be the same as those upon which the Selling Stockholder sells its Shares. Each Drag-along Stockholder shall make or provide the same representations, warranties, covenants, indemnities and agreements as the Selling Stockholder makes or provides in connection with the Drag-along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Stockholder, the Drag-along Stockholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by the Selling Stockholder and each Drag-along Stockholder severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by the Selling Stockholder and each Drag-along Stockholder, in each case in an amount not to exceed the aggregate proceeds received by the Selling Stockholder and each such Drag-along Stockholder in connection with the Drag-along Sale.

(e) Expenses. The fees and expenses of the Selling Stockholder incurred in connection with a Drag-along Sale and for the benefit of all Stockholders (it being understood that costs incurred by or on behalf of a Selling Stockholder for its sole benefit will not be considered to be for the benefit of all Stockholders), to the extent not paid or reimbursed by the Corporation or the independent third party, shall be shared by all the Stockholders on a pro rata basis, based on the consideration received by each Stockholder; provided, that no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-along Sale.

(f) Cooperation. Each Stockholder shall take all actions as may be reasonably necessary to consummate the Drag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Selling Stockholder.

9

(g) Consummation of the Sale. The Selling Stockholder shall have 120 days following the date of the Drag-along Notice in which to consummate the Drag-along Sale, on the terms set forth in the Drag-along Notice (which such 120-day period may be extended for a reasonable time not to exceed 180 days to the extent reasonably necessary to obtain any regulatory approvals). If at the end of such period the Selling Stockholder has not completed the Drag-along Sale, the Selling Stockholder may not then effect a transaction subject to this Section 3.02 without again fully complying with the provisions of this Section 3.02.

ARTICLE IV
Preemptive Rights

Section 4.01 No Preemptive Rights. No Stockholder shall have the right to purchase its pro rata portion of any new Shares that the Corporation may from time to time propose to issue or sell to any party (“New Securities”). Prior to such proposed issuance or sale of New Securities, the Corporation shall cause: (i) each proposed holder of such New Securities to execute and deliver to the Corporation a Joinder Agreement; and (ii) if such proposed holder is an individual, any Spouse of such proposed holder to execute and deliver to the Corporation a Spousal Consent.

ARTICLE V
Other Agreements

Section 5.01 Corporate Opportunities. Except as otherwise provided in this Section 5.01: (a) no Stockholder or any of its Permitted Transferees or any of their respective Representatives shall have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Corporation in which the Corporation may, but for the provisions of this Section 5.01, have an interest or expectancy (a “Corporate Opportunity”); and (b) no Stockholder or any of its Permitted Transferees or any of their respective Representatives (even if such Person is also an officer or Director of the Corporation) shall be deemed to have breached any fiduciary or other duty or obligation to the Corporation by reason of the fact that any such Person pursues or acquires a Corporate Opportunity for itself or its Permitted Transferees or directs, sells, assigns, or transfers such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Corporation, provided, that the Corporation does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to an officer or Director of the Corporation whether or not such individual is also a Director or officer of a Stockholder, if such opportunity is expressly offered to such Person in his or her capacity as an officer or Director of the Corporation. The Stockholders hereby recognize that the Corporation reserves such rights.

10

Section 5.02 Confidentiality.

(a) Each Stockholder acknowledges that during the term of this Agreement, it will have access to and become acquainted with trade secrets, proprietary information, and confidential information belonging to the Corporation and its Affiliates that are not generally known to the public, including, but not limited to, information concerning business plans, financial statements, and other information provided pursuant to this Agreement, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer lists, or other business documents that the Corporation treats as confidential, in any format whatsoever (including oral, written, electronic, or any other form or medium) (collectively, “Confidential Information”). In addition, each Stockholder acknowledges that: (i) the Corporation has invested, and continues to invest, substantial time, expense, and specialized knowledge in developing its Confidential Information; (ii) the Confidential Information provides the Corporation with a competitive advantage over others in the marketplace; and (iii) the Corporation would be irreparably harmed if the Confidential Information were disclosed to Competitors or made available to the public. Without limiting the applicability of any other agreement to which any Stockholder is subject, each Stockholder shall, and shall cause its Representatives to, keep confidential and not, directly or indirectly, disclose or use (other than solely for the purposes of such Stockholder monitoring and analyzing its investment in the Corporation) at any time, including, without limitation, use for personal, commercial, or proprietary advantage or profit, either during its association with the Corporation or thereafter, any Confidential Information of which such Stockholder is or becomes aware. Each Stockholder in possession of Confidential Information shall, and shall cause its Representatives to, take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss, and theft.

(b) Nothing contained in Section 5.02(a) shall prevent any Stockholder from disclosing Confidential Information: (i) upon the order of any court or administrative agency; (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Stockholder; (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories, or other discovery requests; (iv) to the extent necessary in connection with the exercise of any remedy hereunder; (v) to other Stockholders; (vi) to such Stockholder’s Representatives who, in the reasonable judgment of such Stockholder, need to know such Confidential Information and agree to be bound by the provisions of this Section 5.02 as if a Stockholder; or (vii) to any potential Permitted Transferee in connection with a proposed Transfer of Shares from such Stockholder, as long as such potential Permitted Transferee agrees in writing to be bound by the provisions of this Section 5.02 as if a Stockholder before receiving such Confidential Information; provided, that in the case of clause (i), (ii), or (iii), such Stockholder shall notify the Corporation and other Stockholders of the proposed disclosure as far in advance of such disclosure as practicable (but in no event make any such disclosure before notifying the Corporation and other Stockholders) and use reasonable efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment satisfactory to the Corporation, when and if available.

(c) The restrictions of Section 5.02(a) shall not apply to Confidential Information that: (i) is or becomes generally available to the public other than as a result of a disclosure by a Stockholder or any of its Representatives in violation of this Agreement; (ii) is or has been independently developed or conceived by such Stockholder without use of Confidential Information; or (iii) becomes available to such Stockholder or any of its Representatives on a non-confidential basis from a source other than the Corporation, the other Stockholders, or any of their respective Representatives, provided, that such source is not known by the receiving Stockholder to be bound by a confidentiality agreement regarding the Corporation.

(d) The obligations of each Stockholder under this Section 5.02 shall survive: (i) the termination, dissolution, liquidation, and winding up of the Corporation; and (ii) such Stockholder’s Transfer of its Shares.

11

ARTICLE VI
Information Rights

Section 6.01 Financial Statements. Without limiting any rights that a Stockholder may have and are not waivable by a Stockholder with respect to inspection of the books and records of the Corporation under Applicable Laws, including the DGCL, the Corporation may upon a written request by a Stockholder, but subject to the Board’s sole and absolute discretion and for no reason or any reason, deliver certain financial statements requested by such Stockholder.

ARTICLE VII
Representations and Warranties

Section 7.01 Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to the Corporation and each other Stockholder that:

(a) For each such Stockholder that is not an individual, such Stockholder is a duly organized, validly existing, and in good standing under the laws of the State in which such Stockholder is domesticated.

(b) Such Stockholder has full capacity and, for each such Stockholder that is not an individual, requisite corporate or similar power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. For each such Stockholder that is not an individual, the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or similar action of such Stockholder. Such Stockholder has duly executed and delivered this Agreement.

(c) This Agreement constitutes the legal, valid, and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby require no action by, or in respect of, or filing with, any Governmental Authority.

12

(d) The execution, delivery, and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not: (i) conflict with or result in any violation or breach of any provision of any of the governing documents of such Stockholder; (ii) conflict with or result in any violation or breach of any provision of any Applicable Law; or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Stockholder is a party.

(e) Except for this Agreement, such Stockholder has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to the Shares, including agreements or arrangements with respect to the acquisition or disposition of the Shares or any interest therein or the voting of the Shares (whether or not such agreements and arrangements are with the Corporation or any other Stockholder).

(f) Subject to the other provisions of this Agreement, the representations and warranties contained herein shall survive the date of this Agreement and shall remain in full force and effect for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof).

ARTICLE VIII
Term and Termination

Section 8.01 Termination. This Agreement shall terminate upon the earliest of:

(a) the consummation of an Initial Public Offering;

(b) the consummation of a merger or other business combination involving the Corporation whereby the Shares become listed or admitted to trading on the Nasdaq Stock Market, the New York Stock Exchange, or another national securities exchange;

(c) the date on which none of the Stockholders holds any Shares;

(d) the termination, dissolution, liquidation, or winding up of the Corporation; or

(e) the agreement of the Stockholders holding a majority of the Class B Common Stock of the issued and outstanding Shares, acting together and by written instrument.

Section 8.02 Effect of Termination.

(a) The termination of this Agreement shall terminate all further rights and obligations of the Stockholders under this Agreement except that such termination shall not effect:

(i) the existence of the Corporation;

13

(ii) the obligation of any party to this Agreement to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination;

(iii) the rights which any Stockholder may have by operation of law as a stockholder of the Corporation; or

(iv) the rights contained herein which by their terms are intended to survive termination of this Agreement.

(b) The following provisions shall survive the termination of this Agreement: Section 5.02 (as and to the extent provided in Section 5.02(d)), this Section 8.02, Section 9.04, Section 9.12, Section 9.14, Section 9.15, Section 9.16, and Section 9.17.

ARTICLE IX
Miscellaneous

Section 9.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 9.02 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Corporation and each Stockholder hereby agrees, at the request of the Corporation or any other Stockholder, to execute and deliver such additional documents, certificates, instruments, conveyances, and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 9.03 Release of Liability. In the event any Stockholder Transfers all the Shares held by such Stockholder in compliance with the provisions of this Agreement without retaining any interest therein, then such Stockholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer.

Section 9.04 Notices.

(a) All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

14

(b) Such communications in Section 9.04(a) must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.04):

(i) if to the Corporation, at its principal office address;

(ii) if to a Stockholder, at the address set forth on Schedule A attached hereto;

(iii) if to a Permitted Transferee of Shares or any other Stockholder other than the Initial Stockholder (A) at the address set forth on the respective Joinder Agreement executed by such party; or (B) if an address is neither set forth on such Joinder Agreement nor provided to the Corporation in a notice given in accordance with this Section 9.04, at such party’s last known address; and

(iv) if to the Spouse of a Stockholder: (A) if applicable, in care of the Spouse’s attorney of record at the attorney’s address; or (B) if the Spouse is unrepresented, at the Spouse’s last known address.

Section 9.05 Agreement Prepared by Corporation Counsel. Each Stockholder has read this Agreement and acknowledges that:

(a) counsel for the Corporation prepared this Agreement on behalf of the Corporation and not on behalf of any Stockholder;

(b) such Stockholder has been advised that a conflict may exist between such Stockholder’s interests, the interests of the other Stockholders, and/or the interests of the Corporation;

(c) this Agreement may have significant legal, financial planning, and/or tax consequences to the Stockholder;

(d) such Stockholder has sought, or has had the full opportunity to seek, the advice of independent legal, financial planning, and/or tax counsel of its choosing regarding such consequences; and

(e) counsel for the Corporation has made no representations to the Stockholder regarding such consequences.

15

Section 9.06 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits, and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.07 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.08 Entire Agreement. This Agreement and the Governing Documents constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency or conflict between this Agreement and any Governing Document, the Stockholders and the Corporation shall, to the extent permitted by Applicable Law, amend such Governing Document to comply with the terms of this Agreement.

Section 9.09 Successors and Assigns; Assignment. Subject to the rights and restrictions on Transfers set forth in this Agreement, this Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns. This Agreement may not be assigned by any Stockholder except as permitted in this Agreement (or as otherwise consented to in writing by all the other Stockholders prior to the assignment) and any such assignment in violation of this Agreement shall be null and void.

Section 9.10 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

16

Section 9.11 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an instrument in writing executed by the Corporation and the Stockholders holding a majority of the Class B Common Stock of the issued and outstanding Shares; provided, however, that any provision of this Agreement requiring the written consent or agreement of the Stockholders holding a higher percentage of the issued and outstanding Shares can only be amended by an instrument in writing executed by the Corporation and the Stockholders holding such higher percentage of the issued and outstanding Shares. Any such written amendment, modification, or supplement will be binding upon the Corporation and each Stockholder.

Section 9.12 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 9.13 Governing Law. This Agreement, including all Exhibits and Schedules hereto, and all matters arising out of or relating to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

Section 9.14 Submission to Jurisdiction.

(a) The parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort, or otherwise, shall be brought in the US District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject-matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject-matter jurisdiction over such suit, action, or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware.

(b) Each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient forum. Service of process, summons, notice, or other document by certified or registered mail to the address set forth in Section 9.04 shall be effective service of process for any suit, action, or other proceeding brought in any such court.

17

Section 9.15 Waiver of Jury Trial. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.16 Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 9.17 Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 9.18 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 9.19 Irrevocable Proxy and Power of Attorney. Each Stockholder hereby appoints the Initial Stockholder and any designee of the Initial Stockholder, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to such Stockholder’s Shares (or applicable Share equivalents) in accordance with the provisions of Article II and Section 3.02 hereof. This proxy and power of attorney is given to secure the performance of the duties of the Stockholders under this Agreement. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by any Stockholder with respect to such Stockholder’s Shares or applicable Share equivalents. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of the provisions of Article II and Section 3.02, respectively, in accordance with their terms.

Section 9.20 Spousal Consent. Each Stockholder who has a Spouse on the date of this Agreement shall cause such Stockholder’s Spouse to execute and deliver to the Corporation a spousal consent in the form of Exhibit B hereto (a “Spousal Consent”), pursuant to which the Spouse acknowledges that he or she has read and understood the Agreement and agrees to be bound by its terms and conditions. If any Stockholder should marry or engage in a Marital Relationship following the date of this Agreement, such Stockholder shall cause his or her Spouse to execute and deliver to the Corporation a Spousal Consent within thirty (30) days thereof.

[signature page follows]

18

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

The Corporation:
EOS SENOLYTIX, INC., a Delaware corporation

By:	/s/ Kevin Slawin
Name:	Kevin Slawin
Title:	President and CEO

The Initial Stockholder:
SENOTHERAPEUTIX, INC., a Delaware corporation

By:	/s/ Kevin Slawin
Name:	Kevin Slawin
Title:	President and CEO

schedule a

STOCKHOLDERS

Name	Shares
SENOTHERAPEUTIX, Inc.	4,000,000 Class A Common Stock
SENOTHERAPEUTIX, Inc.	1,000,000 Class B Common Stock

SCHEDULE B

DIRECTORS

KEVIN SLAWIN

EXHIBIT A

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

Reference is hereby made to the Stockholders Agreement, dated as October 15, 2024 (as amended from time to time, the “Stockholders Agreement”), by and between the Stockholders set forth on Schedule A thereto and EOS SENOLYTIX, INC., a Delaware corporation (the “Corporation”). Pursuant to and in accordance with Section 4.01 of the Stockholders Agreement, the undersigned hereby agrees that upon the execution of this Joinder Agreement, it shall become a party to the Stockholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto and shall be deemed to be a Stockholder of the Corporation for all purposes thereof.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Stockholders Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

[INSERT]

By:
Name:
Title:

EXHIBIT B

FORM OF SPOUSAL CONSENT

CONSENT OF SPOUSE

I, _______________, spouse of _______________, acknowledge that I have read the Stockholders Agreement, dated as of October 15, 2024, by and among EOS SENOLYTIX, INC., a Delaware corporation (the “Corporation”) and those stockholders who are a party thereto, to which this Consent is attached as Exhibit B (as the same may be amended or amended and restated from time to time, the “Agreement”), and that I understand the contents of the Agreement. I am aware that my spouse is a party to the Agreement and the Agreement contains provisions regarding the voting and transfer of shares of Common Stock (as defined in the Agreement) of the Corporation which my spouse may own, including any interest I might have therein.

I hereby agree that I and any interest, including any community property interest, that I may have in any shares of Common Stock of the Corporation subject to the Agreement shall be irrevocably bound by the Agreement, including any restrictions on the transfer or other disposition of any shares of Common Stock or voting or other obligations as set forth in the Agreement. [I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights and obligations under the Agreement.]

This Consent shall be binding on my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this Consent.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right. I am under no disability or impairment that affects my decision to sign this Consent and I knowingly and voluntarily intend to be legally bound by this Consent.

Dated as of __________________
Signature

Print Name